UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2026

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway	Houston	Texas	77019
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	(713)	522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 6, 2026, at the annual meeting of shareholders (the “Annual Meeting”) of Service Corporation International (the “Company”), upon the recommendation of the Board of Directors of the Company (the “Board”), the shareholders of the Company approved amendments to the Company’s Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) and amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”).

The amendments to the Articles of Incorporation, which became effective on May 7, 2026, and the amendments to the Bylaws, which became effective on May 6, 2026, include (i) changes permitting the Board to increase the number of directors and fill newly created vacancies, thereby eliminating restrictions requiring that newly created directorships be filled only by shareholders at an annual or special meeting, and (ii) changes reducing the minimum number of directors constituting the Board from nine to three directors (with the maximum remaining at fifteen directors).

The foregoing description is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this report

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Articles of Incorporation of Service Corporation International
3.2	Bylaws of Service Corporation International
104	Interactive data file.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2026	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ LORI SPILDE
Lori Spilde Senior Vice President General Counsel and Secretary